Exhibit 4a

BIRGO REITURN FUND LLC

SUBSCRIPTION AGREEMENT

NOTICE TO INVESTORS

THIS INVESTMENT IN COMMON UNITS OF MEMBERSHIP INTEREST (‘UNITS”) OF BIRGO REITURN FUND (THE “COMPANY”) INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS”, (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4(f) BELOW

THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT, AND OTHER INFORMATION PROVIDED BY THE INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE INVESTOR’S QUALIFICATION TO PURCHSE UNITS.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into by and between Birgo Reiturn Fund LLC, a Delaware limited liability company (the “Company”) and the undersigned (the “Investor”) as of the date set forth on the signature page below. Any term used but not defined in this Agreement shall have the meaning set forth in the Offering Circular (as defined below).

RECITALS

A. The Company is offering Common Units of Membership Interest (“Units”) in the Company on a “best efforts, $1,000,000 or none” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), in a Tier 2 offering (the “Offering”), of (a) a minimum of $1,000,000 in gross proceeds for Units (the “Minimum Offering”), and (b) up to a maximum of $75,000,000 in gross proceeds for Units (the “Maximum Offering”). All Units are offered at an initial price beginning at $10 per Unit, but which may vary at prices generally equal to the prior calendar’s net asset value (“NAV”).

B. The Investor desires to acquire that number of Units as set forth on the signature page of this Agreement at the purchase price set forth on that signature page.

C. The Offering will terminate on the first to occur of: (i) the date on which the Maximum Offering is completed; or (ii) ___________, 2022, subject to the Company’s right, in its sole discretion, to extend such date to as late as ___________, 2023 (the “Termination Date”).

In consideration of the above, and the mutual agreements set forth below, the parties to this Agreement agree as follows:

1. Subscription.

(a) The Investor subscribes for and agrees to purchase the number of Units set forth on the signature page hereto at the Per Unit Purchase Price, upon the terms and conditions set forth herein. The aggregate purchase price for the Units with respect to each Investor (the “Purchase Price”) is payable in the manner provided in Section 2(a) below. The minimum number of Units that the Investor may purchase is _____ Units for a subscription price of $_______.

(b) Investor understands that the Units are being offered pursuant to the Form 1-A Regulation A Offering Circular dated ________, 2022 and its exhibits as filed with and qualified by the Securities and Exchange Commission (the “SEC”) on ________, 2022 (the “Offering Circular”). By subscribing to the Offering, the Investor acknowledges that Investor has received and reviewed the Offering Circular and any other information required by Investor to make an investment decision with respect to the Units. The Company will accept tenders of funds to purchase the Units. The Company will close on investments on a “rolling basis,” pursuant to the terms set forth in the Offering Circular. As a result, not all investors will receive their Units on the same date.

(c) This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to the Investor only a portion of the number of the Units that the Investor has subscribed for under this Agreement. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If the Investor’s subscription is rejected, the Investor’s payment (or portion thereof if partially rejected) will be returned to the Investor without interest and all of the Investor’s obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of the Units (or any portion thereof) to the Investor is not consummated for any reason, this Agreement shall have no force or effect, except for Section 5 below, which shall remain in full force and effect.

(d) The terms of this Agreement shall be binding upon the Investor and the Investor’s permitted transferees, heirs, successors and assigns (collectively, the “Transferees”); provided, however, that for any such transfer to be deemed effective, the Transferees shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferees shall acknowledge and agree to be bound by the representations and warranties of the Investor and the terms of this Agreement. No transfer of this Agreement may be made without the consent of the Company, which may be withheld in its sole and absolute discretion.

2. Payment and Purchase Procedure. The Purchase Price shall be paid simultaneously with the Investor’s subscription. The Investor shall deliver payment for the aggregate purchase price of the Units by check, credit card, ACH deposit or by wire transfer to an account designated by the Company in Section 8 below. The Investor acknowledges that, in order to subscribe for Units, the Investor must fully comply with the purchase procedure requirements set forth in Section 8 below.

3. Representations and Warranties of the Company. The Company represents and warrants to the Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing: (a) the Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Units and any other agreements or instruments required under this Agreement. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business; (b) The issuance, sale and delivery of the Units in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Units, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable; (c) the acceptance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Agreement, this Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Company’s certificate of formation, limited liability company agreement and the Delaware General Corporate Law in general.

4. Representations and Warranties of Investor. By subscribing to the Offering, the Investor (and, if the Investor is purchasing the Units subscribed for in a fiduciary capacity, the person or persons for whom the Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects, as of the date of each Closing:

(a) Requisite Power and Authority. The Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Agreement and to carry out the provisions thereof. All actions on the Investor’s part required for the lawful subscription to the Offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Agreement will be a valid and binding obligation of the Investor, enforceable in accordance with its terms.

(b) Company Offering Circular and SEC Reports. The Investor acknowledges the public availability of the Company’s Offering Circular which can be viewed on the SEC Edgar Database, under the CIK number ________________. This Offering Circular is made available in the Company’s qualified offering statement on SEC Form 1-A, as amended, and was qualified by the SEC on ________, 2022. The terms and conditions of this Offering and its risks are set forth in the Offering Circular, and the Investor has had an opportunity to discuss the Company’s business, management and financial affairs with the Principals and other management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from Principals of the Company regarding the terms and conditions of this investment. The Investor acknowledges that except as set forth in the Offering Circular, no representations or warranties have been made to the Investor, or to the Investor’s advisors or representatives, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c) Investment Experience; Investor Determination of Suitability. The Investor has sufficient experience in financial and business matters so that he or she is capable of utilizing the information set forth in the Offering Circular to evaluate the merits and risks of Investor’s investment in the Units, and to make an informed decision relating to an investment in the Units. Alternatively, the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Investor’s investment in the Units. The Investor has evaluated the risks of an investment in the Units, including those described in the section of the Offering Circular entitled “Risk Factors,” and has determined that the investment is suitable for the Investor. The Investor has adequate financial resources to make an investment in Units, and the Investor could bear a complete loss of the Investor’s investment in the Company.

(d) No Registration. The Investor understands that the Units are not being registered for resale under the Securities Act, and are being issued under Regulation A of Section 3(b) of the Securities Act, and that reliance on Regulation A is predicated in part on the truth and accuracy of the Investor’s representations and warranties, and those of the other purchasers of the Units, in the offering. The Investor further understands that, at present, the Company is offering the Units solely by members of its management. However, the Company reserves the right to engage the services of a broker/dealer registered with the Financial Industry Regulatory Authority (“FINRA”). Accordingly, until such FINRA registered broker/dealer has been engaged as a placement or selling agent, the Units may not be “covered securities” under the National Securities Market Improvement Act of 1996, and the Company may be required to register or qualify the Units under the securities laws of those states in which the Company intends to offer the Units. If Units are so registered or qualified, the Company will notify the Investor and all prospective purchasers of the Units as to those states in which the Company is permitted to offer and sell the Units. If the Company engages a FINRA registered broker/dealer as placement or selling agent, and FINRA approves the compensation of such broker/dealer, then the Units will no longer be required to be registered under state securities laws on the basis that the issuance of those Units will be exempt as an offer and sale not involving a registrable public offering in such state, as the Units will be “covered securities” under the National Securities Market Improvement Act of 1996. The Investor covenants not to sell, transfer or otherwise dispose of any Units unless such Units have been registered under the applicable state securities laws in which the Units are sold, or unless exemptions from such registration requirements are otherwise available.

(e) Illiquidity and Continued Economic Risk. The Investor acknowledges and agrees that there is no ready public market for the Units and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Units on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Units. The Investor must bear the economic risk of this investment indefinitely and the Investor acknowledges that the Investor is able to bear the economic risk of losing the Investor’s entire investment in the Units.

(f) Accredited Investor Status or Investment Limits. The Investor represents that either:

__ (i)	the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Units Act; or

__ (ii)

the Purchase Price, together with any other amounts previously used to purchase Units in this Offering, does not exceed ten percent (10%) of the greater of the Investor’s annual income or net worth (or in the case where the Investor is a non-natural person, the revenue or net assets for such Investor’s most recently completed fiscal year end).

The Investor represents that to the extent the Investor has any questions with respect to the Investor’s status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(g) Member Information. Within five (5) days after receipt of a request from the Company, the Investor agrees to provide such information with respect to its status as a member (or potential member) of the Company and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited investor status of the Company’s members. If the Investor transfers any Units, it will require the transferee of such Units to agree to provide such information to the Company requires as a condition of such transfer.

(h) Valuation; Arbitrary Determination of Per Unit Purchase Price by the Company. The Investor acknowledges that the Per Unit Purchase Price of the Units to be sold in this offering was set by the Company on the basis of the Company’s internal valuation, and the Company makes no warranties as to value. The Investor further acknowledges that the Company may make future offerings of Units at lower valuations, with the result that Investor’s Units will bear a lower valuation.

(i) Domicile. The Investor maintains the Investor’s domicile (and is not a transient or temporary resident) at the address provided with below.

(j) Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor represents that he or she is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. Investor’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of Investor’s jurisdiction.

(k) Fiduciary Capacity. If the Investor is purchasing the Units in a fiduciary capacity for another person or entity, including without limitation a corporation, limited liability company, partnership, trust or any other entity, the Investor has been duly authorized and empowered to execute this Agreement and all other subscription documents. Upon request of the Company, the Investor will provide true, complete and current copies of all relevant documents creating the Investor and authorizing its investment in the Company.

5. Indemnity. The representations, warranties and covenants made by the Investor in this Agreement shall survive the closing of this Agreement. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

6. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any documents included within the Offering Circular (whether brought against a party or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Pittsburgh, Pennsylvania. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Pittsburgh, Pennsylvania for the adjudication of any dispute under this Agreement or with any transaction contemplated by this Agreement (including with respect to the enforcement of any of the documents included within the Offering Circular), and irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice. Nothing contained in this Agreement shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party to this Agreement shall commence an action or proceeding to enforce any provisions of the documents included within the Offering Circular, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7. Notices. Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows, if to the Company, to _______________________________________________ Pittsburgh, PA _____________, Attention: ___________________. If to the Investor, at the address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

8. Purchase Procedure. The Investor acknowledges that, in order to subscribe for Units, the Investor must deliver to the Company: (a) a fully completed and executed counterpart of the Signature Page attached to this Agreement; and (b) payment for the aggregate Purchase Price in the amount set forth on the Signature Page attached to this Agreement. Payment may be made by either check, wire, credit card or ACH deposits.

Please send checks to the Escrow Company. Please note on your check: “Birgo Reiturn Fund Reg A+ offering”

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Wire instructions to the Escrow Company:

Name and Address of Bank:

ABA # _______________

Account# _______________8

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For the benefit of: Birgo Reiturn Fund

9. Miscellaneous. All pronouns and any variations shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Agreement is not transferable or assignable by the Investor. The representations, warranties and agreements contained in this Agreement shall be deemed to be made by and be binding upon the Investor and the Investor’s heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns. None of the provisions of this Agreement may be waived, changed or terminated, except as specifically set forth herein or in a writing signed by the Company and the Investor. If any part of this Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were not in the Agreement. This Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to its subject matter and contains the sole and entire agreement between the parties with respect to its subject matter hereof. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. If either party commences any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created by this Agreement, hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. All notices and communications to be given or otherwise made to Investor shall be deemed to be sufficient if sent by e-mail to such address provided by Investor on the signature page of this Agreement. Unless otherwise specified in this Agreement, Investor shall send all notices or other communications required to be given hereunder to the Company via e-mail at ________________. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery). As used in this Section 9, the term “business day” shall mean any day other than a day on which banking institutions in the State of Pennsylvania are legally closed for business. This Agreement may be executed in one or more counterparts. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise thereof preclude any other exercise thereof or the exercise of any other right, power or privilege.

10. Consent to Electronic Delivery of Notices, Disclosures and Forms; Requirements. The Investor understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Investor’s investment in the Company and the Units (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. The Investor consents to electronic delivery as described in the preceding sentence. Neither the Company, nor any of its Principals, managers, officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Parties”), gives any warranties in relation to these matters. The Investor further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide Investor with paper versions of any Communications; (b) electronic Communications may be provided to the Investor via e-mail or a website of a Company Party upon written notice of such website’s internet address to the Investor. In order to view and retain the Communications, the Investor’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (“PDF”) file created by Adobe Acrobat. Further, the Investor must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company Parties. To print the documents, the Investor will need access to a printer compatible with his or her hardware and the required software; (c) if these software or hardware requirements change in the future, a Company Party will notify the Investor through written notification. To facilitate these services, the Investor must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, the Investor will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Investor has provided to the Company in writing; (d) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Investor’s e-mail address on file is invalid; the Investor’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Investor’s computer, browser, internet service or software; or for other reasons beyond the control of the Company Parties; and (e) solely with respect to the provision of tax documents by a Company Party, the Investor agrees to each of the following: (i) if the Investor does not consent to receive tax documents electronically, a paper copy will be provided, and (ii) the Investor’s consent to receive tax documents electronically continues for every tax year of the Company until the Investor withdraws its consent by notifying the Company in writing.

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[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

INVESTOR CERTIFIES THAT HE HAS READ THIS ENTIRE AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON, ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE DOLLAR AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

IN WITNESS WHEREOF, this Agreement is executed as of the ______ day of _________, 2022.

Number of Units Subscribed For:

Total Purchase Price:	$

Signature of Investor:

Name of Investor:

Address of Investor:

Electronic Mail Address:

Investor’s SS# or Tax ID#:

ACCEPTED BY: BIRGO RETURN FUND LLC

Signature of Authorized Signatory: __________________________________

Name of Authorized Signatory: __________________________________

Date of Acceptance: _________________, 2022.